FOR IMMEDIATE RELEASE Contact: Dan Pittard, Chief Executive Officer 760-929-8226

RUBIO’S® RESTAURANTS, INC. REPORTS
FIRST QUARTER 2008 RESULTS

CARLSBAD, CA - May 13, 2008 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO) today announced financial results for the 13-week first quarter ended March 30, 2008.

First Quarter Results

•	Revenues rose 2.9% to $42.2 million from $41.0 million for the 13-week quarter in 2007.
•	Comparable store sales decreased 3.3%.
•	Net loss was $(745,000) as compared to net income of $196,000 for the same quarter last year.
•	Earnings per share was a loss of $(0.07) per share as compared to earnings per share of $0.02 for the same quarter last year.
•
Restaurant operating margins (see definition below) were 13.7% as compared to 15.3% for the same quarter last year. As a percentage of restaurant sales, restaurant labor decreased by 30 basis points; however, cost of sales increased by 50 basis points and restaurant occupancy and other costs rose by 140 basis points, due to higher advertising, rent and utilities costs.

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Pre-opening expense increased to $219,000 as compared to zero for the same quarter last year, due to the opening of 7 restaurants thus far in 2008 as compared to none during the first five months of 2007.

•
General and administrative expenses were $4.6 million in the first quarter of 2008 compared to $3.8 million in the first quarter of 2007. The increase in the 2008 quarter is primarily due to the addition of senior executives, legal costs and $139,000 in costs associated with our decision to cancel our plans to build restaurants on sites that included four in developing trade areas in Northern California. These sites were located in trade areas that were experiencing rapid growth prior to the sub-prime mortgage crisis, however, that growth has been severely curtailed by the slow down in housing.

•	Adjusted EBITDA (see table below) decreased 50.1% to $1.4 million from $2.8 million for the same quarter last year.
•	Average unit volumes for the trailing 52 weeks were $1,026,000 as compared to $1,002,000 for the same quarter last year.

“Our first quarter results are indicative of the overall challenging macroeconomic environment, and in particular, higher gasoline prices and the weak housing markets in Arizona, Nevada and parts of California. Over the past several months, we have undergone a vigorous assessment of the opportunities to better leverage our resources and gain efficiencies in our cost structure, while continuing to focus on delivering unique products and an unsurpassed guest experience. Notably, we reduced our corporate support staff by just over 10% at the end of April and have several initiatives underway to lower food and labor costs while maintaining the integrity of our brand. We believe this balanced approach will better position us to achieve our profit goals in the near term and still execute our longer term strategy,” said Dan Pittard, Rubio’s President and CEO.

“We continue to focus on mature trade areas and look for attractive long-term opportunities in the softening real estate market. We’ve opened 7 restaurants in 2008 and currently have 3 more under construction, which puts us well on our way to meeting our 2008 growth target. While these economic times are tough, I remain optimistic about Rubio’s longer term success and will be seeking to gain share with new units.”

Non-GAAP Term Definitions

Regulation G, “Disclosure of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide two Non-GAAP financial measures: “restaurant operating margins” and “Adjusted EBITDA.”

We use restaurant operating margins to evaluate the performance of our restaurants. We calculate restaurant operating margins by dividing restaurant sales less cost of sales, restaurant labor and restaurant occupancy and other by restaurant sales.

We also provide Adjusted EBITDA, which is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income or a measure of liquidity. We use Adjusted EBITDA as a measure of operating performance and in our evaluation of funding requirements for future development and other needs. We calculate Adjusted EBITDA as net income (loss) plus (less) income tax expense (benefit), less other income, plus loss on disposal/sale of property, plus store closure expense or less store closure reversal, plus depreciation and amortization, plus stock compensation expense.

The differences between Adjusted EBITDA and GAAP net income (loss) for the first quarter of 2008 and 2007 are as follows:

	13 weeks ended 3/30/08	13 weeks ended 4/1/07
	(in thousands)

Net income (loss)	$(745)	$196
Income tax expense (benefit)	(497)	143
Other income	(1)	(103)
Loss on disposal/sale of property	104	18
Store closure reversal	(91)	0
Depreciation and amortization	2,259	2,207
Share-based compensation expense	347	297

Adjusted EBITDA	$1,376	$2,758

We believe these non-GAAP financial measures provide important supplemental information to investors. These measures should be used in addition to, and in conjunction with, results presented in accordance with GAAP. These measures should not be relied upon to the exclusion of our GAAP financial measures. We strongly encourage investors to review our financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Conference Call

The Company will host a conference call on May 13, 2008 at 2:00 p.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet through our website, www.rubios.com, under the Investor Relations section by clicking on the Thomson logo.  A recording of the conference call also will be available for 12 months at www.earnings.com

About Rubio's® Restaurants, Inc. (NASDAQ: RUBO)

Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. The first Rubio's® was opened in Mission Bay, a community of San Diego, in 1983 by Ralph Rubio and his father, Ray Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to our chargrilled marinated chicken, slow-roasted pork carnitas and carne asada, Rubio's menu features seafood items including grilled Mahi Mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily. The menu includes Street Tacos(SM), burritos, salads and bowls, tacos, quesadillas, HealthMex® items with less than 20 percent of calories from fat, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 160 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, comparable store sales growth and revenues, increased product costs, labor expenses and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio’s marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, such as costs to comply with the Sarbanes-Oxley Act and other regulatory initiatives, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, our ability to finalize our settlement of the wage and hour class action lawsuits filed in California and the effects of ever-increasing competition. These and other factors can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

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RUBIO'S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended
	March 30, 2008	April 1, 2007

RESTAURANT SALES	$42,121	$40,946
FRANCHISE AND LICENSING REVENUES	40	33
TOTAL REVENUES	42,161	40,979

COST OF SALES	12,286	11,761
RESTAURANT LABOR	13,868	13,583
RESTAURANT OCCUPANCY AND OTHER	10,202	9,325
GENERAL AND ADMINISTRATIVE EXPENSES	4,557	3,849
DEPRECIATION AND AMORTIZATION	2,259	2,207
PRE-OPENING EXPENSES	219	0
ASSET IMPAIRMENT AND STORE CLOSURE REVERSAL	(91)	0
LOSS ON DISPOSAL/SALE OF PROPERTY	104	18

OPERATING INCOME (LOSS)	(1,243)	236
OTHER INCOME, NET	1	103

INCOME (LOSS) BEFORE INCOME TAXES	(1,242)	339
INCOME TAX BENEFIT (EXPENSE)	497	(143)

NET INCOME (LOSS)	$(745)	$196

BASIC EPS DATA
EPS	$(0.07)	$0.02

AVERAGE SHARES OUTSTANDING	9,950	9,793

DILUTED EPS DATA
EPS	$(0.07)	$0.02

AVERAGE SHARES OUTSTANDING	9,950	9,833

	Percentage of Total Revenues
	For the Thirteen Weeks Ended
	March 30, 2008	April 1, 2007

TOTAL REVENUES	100.0%	100.0%

COST OF SALES (1)	29.2%	28.7%
RESTAURANT LABOR (1)	32.9%	33.2%
RESTAURANT OCCUPANCY AND OTHER (1)	24.2%	22.8%
GENERAL AND ADMINISTRATIVE EXPENSES	10.8%	9.4%
DEPRECIATION AND AMORTIZATION	5.4%	5.4%
PRE-OPENING EXPENSES	0.5%	0.0%
ASSET IMPAIRMENT AND STORE CLOSURE REVERSAL	-0.2%	0.0%
LOSS ON DISPOSAL/SALE OF PROPERTY	0.2%	0.0%
OPERATING INCOME (LOSS)	-2.9%	0.6%
OTHER INCOME, NET	0.0%	0.3%
INCOME (LOSS) BEFORE INCOME TAXES	-2.9%	0.8%
INCOME TAX BENEFIT (EXPENSE)	-1.2%	0.3%
NET INCOME (LOSS)	-1.8%	0.5%

(1) As a percentage of restaurant sales

CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands)

	March 30, 2008	December 30, 2007
	(unaudited)

CASH AND CASH EQUIVALENTS	$1,589	$3,562
OTHER CURRENT ASSETS	11,108	11,663
PROPERTY - NET	42,708	40,916
LONG-TERM INVESTMENTS	3,143	3,069
OTHER ASSETS	12,606	11,858
TOTAL ASSETS	$71,154	$71,068

CURRENT LIABILITIES	$18,633	$18,199
OTHER LIABILITIES	8,844	8,794
STOCKHOLDERS' EQUITY	43,677	44,075
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,154	$71,068